As filed with the Securities and Exchange Commission on November 14, 2002
Registration No. 333-_________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BACKWEB TECHNOLOGIES LTD.

(Exact name of Registrant as specified in its charter)

Israel	51-2198508

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Abba Hillel Street
Ramat Gan, Israel 52136
(972-3) 6118800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan
BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan
BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan

(Full titles of the plans)

Eli Barkat
Chairman and Chief Executive Officer
BackWeb Technologies Ltd.
c/o BackWeb Technologies Inc.
2077 Gateway Place, Suite 500
San Jose, California 95110
(408) 933-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Selim Day, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
One Market Street, Spear Tower, 33rd Floor
San Francisco, California 94105

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
	Amount to be	Offering Price Per	Proposed Maximum		Amount of
Title of Securities to be Registered	Registered(1)	Share	Aggregate Offering Price		Registration Fee

Ordinary Shares (par value NIS 0.03 per share) to be issued under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan and 1998 U.S. Stock Option Plan	1,960,000	$0.27 (2)	$529,200	(2)	$48.69

Ordinary Shares (par value NIS 0.03 per share) to be issued under the BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan	790,662	$0.2295 (3)	$181,457	(3)	$16.69

Total	2,750,662	—	$710,657		$65.38

(1)	Represents the number of Registrant’s Ordinary Shares which may be issued to the Registrant’s employees pursuant to stock options granted under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, in addition to those Ordinary Shares registered pursuant to the Forms S-8 filed by the Registrant with the Commission on August 6, 1999, December 1, 2000 and August 31, 2001. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares that become issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increase the number of the Registrant’s outstanding shares of Ordinary Shares.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of $0.27 per share, the average of the high and low prices of the Registrant’s Ordinary Shares on November 11, 2002, as reported by The Nasdaq Stock Market.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of 85% of $0.27 per share, the average of the high and low prices of the Registrant’s Ordinary Shares on November 11, 2002, as reported by The Nasdaq Stock Market.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
Index to Exhibits
EXHIBIT 5.1
EXHIBIT 23.1

REGISTRATION STATEMENT

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     On August 6, 1999, December 1, 2000, and August 31, 2001, the Registrant filed Registration Statements on Form S-8 (Registration Nos. 333-84659, 333-51098, and 333-68804, respectively) (the “Previous S-8s”) with the Securities and Exchange Commission to register Ordinary Shares that were reserved for issuance pursuant to options granted under the Registrant’s 1996 Israeli Employee Stock Option Plan, 1996 U.S. Stock Option Plan, 1998 U.S. Stock Option Plan and/or 1999 Employee Stock Purchase Plan. The contents of the Registrant’s Previous S-8s are incorporated herein by this reference. The Registrant is filing this Registration Statement on Form S-8 to register additional Ordinary Shares that may be issued pursuant to options granted under the Registrant’s 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan.

     Pursuant to the “evergreen” provisions of the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan, effective July 1, 2002, the number of Ordinary Shares for which options may be granted under those plans was increased by 1,960,000 shares (which was the lesser of (a) 1,960,000 shares and (b) 5% of the 39,533,083 shares outstanding on that date). Of those shares, 588,000 shares were allocated to the 1996 Israeli Stock Option Plan and 1,372,000 shares were allocated to the 1998 U.S. Stock Option Plan.

     Pursuant to the “evergreen” provisions under the 1999 Employee Stock Purchase Plan, effective July 1, 2002, the number of Ordinary Shares for which options may be granted under that plan was increased by 790,662 shares (which was the lesser of (a) 833,333 shares and (b) 2% of the 39,533,083 shares outstanding on that date).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

4.1	1996 Israeli Employee Stock Option Plan (English translation)*

4.2	1998 U.S. Stock Option Plan (Amended and Restated as of January 1, 2002)**

4.3	1999 Employee Stock Purchase Plan***

5.1	Opinion of Naschitz, Brandes & Co., legal counsel

23.1	Consent of Independent Auditors

23.2	Consent of Naschitz, Brandes & Co., legal counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

* Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002.

*** Incorporated by reference to the corresponding exhibit to the Company’s registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on November 14, 2002.

BACKWEB TECHNOLOGIES LTD

By:	/s/ MICHAEL A. MORGAN

Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Morgan, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of November 14, 2002 by the following persons in the capacities indicated.

/s/ ELI BARKAT	Chairman and Chief Executive Officer
Eli Barkat

/s/ MICHAEL A. MORGAN	Chief Financial Officer
Michael A. Morgan

/s/ GIL SHWED	Director
Gil Shwed

/s/ WILLIAM L. LARSON	Director
William L. Larson

/s/ CHARLES FEDERMAN	Director
Charles Federman

/s/ JOSEPH GLEBERMAN	Director
Joseph Gleberman

/s/ ISABEL MAXWELL	Director
Isabel Maxwell

Index to Exhibits

Exhibit
Number	Description

4.1	1996 Israeli Employee Stock Option Plan (English translation)*

4.2	1998 U.S. Stock Option Plan (Amended and Restated as of January 1, 2002)**

4.3	1999 Employee Stock Purchase Plan***

5.1	Opinion of Naschitz, Brandes & Co., legal counsel

23.1	Consent of Independent Auditors

23.2	Consent of Naschitz, Brandes & Co., legal counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

* Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002.

*** Incorporated by reference to the corresponding exhibit to the Company’s registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.